SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934



            Date of Report (Date of earliest event reported)

                             August 13, 1996


                            ASHLAND COAL, INC.
          (Exact name or registrant as specified in its charter)



        DELAWARE                1-9993              61-0880012
    (State or other   (Commission file number)    (I.R.S.Employer
    jurisdiction of                              Identification No.)
    incorporation or
    organization)



   2205 FIFTH STREET ROAD, HUNTINGTON, WEST VIRGINIA  25701
     (Address of principal executive offices)  (Zip Code)



       P.O. BOX 6300, HUNTINGTON, WEST VIRGINIA  25771
                 (Mailing Address)          (Zip Code)



Registrant's telephone number, including area code:  (304)526-3333

Item 5.   Other Events.


          On August 13, 1996, the National Labor Relations Board
(NLRB) ruled that the employees of Mingo Logan Coal Company, an operating subsidiary of Ashland Coal, may not be grouped with the employees of two of Mingo Logan's contractors to create a single bargaining unit for purposes of collective bargaining at Mingo Logan's Mountaineer Mine. An earlier decision by an acting regional NLRB director had ruled that employees of Mingo Logan and these two contractors were a single bargaining unit and as a result, these employees voted together in a January 1995 election to determine whether or not they were to be represented by the United Mine Workers of America (UMWA). As a consequence of the NLRB ruling, the election was vacated and the ballots from the 1995 election, which were impounded by the NLRB and have remained sealed, will never be counted. The NLRB additionally ruled that there are three separate bargaining units at Mingo Logan's Mountaineer Mine, one consisting of Mingo Logan's employees, and that any future UMWA representation election depends upon an adequate showing of interest in having such election by each unit.




                           SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   ASHLAND COAL, INC.
                                   (Registrant)

                                   By:  /s/ Roy F. Layman
                                        Administrative Vice
                                        President-Law and Human
                                        Resources


                                   Date: August 16, 1996